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                                                                    EXHIBIT 3.28

                                 FIRST AMENDMENT
                                     TO THE
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
               BUILDERS FIRSTSOURCE - INTELLECTUAL PROPERTY, L.P.

         This First Amendment ("Amendment") to the Limited Partnership Agreement of Builders FirstSource - Intellectual Property, L.P., a Texas limited partnership (the "Partnership"), is made and entered into effective as of the 10th day of February, 2004 (the "Effective Date"), by and between BFS - IP, LLC, a Delaware limited liability company ("BFS - IP"), as the general partner, and Builders FirstSource - Texas Group, L.P., a Texas limited partnership ("Texas Group"), as the limited partner.

                                    RECITALS

         A. The Partnership was formed pursuant to the Limited Partnership Agreement of the Partnership dated as of December 8, 2000 (the "Agreement"). A Statement of Change of Address of Registered Agent was filed in the Office of the Secretary of State of Texas on April 9, 2002. All capitalized terms used herein and not otherwise defined have the meaning given such terms in the Agreement.

         B. The undersigned desire to amend the Agreement as provided herein.

         Now, therefore, for and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the adequacy, receipt, and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. The following definitions shall be added to Section 1.08 Certain Definitions:

         "Credit Agreement" shall mean that certain Credit Agreement, dated as of February [25], 2004 among Builders FirstSource, Inc., as borrower (the "Borrower"), UBS AG, Stamford Branch, as administrative agent for the Lenders, First Lien Collateral Agent for the First Lien Secured Parties and Second Lien Collateral Agent for the Second Lien Secured Parties (in such capacity, "Collateral Agent"), the financial institutions party thereto (the "Lenders"), JLL Building Products, LLC, and the other Guarantors party thereto (the "Guarantors"), and certain other financial institutions (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified).

         "Security Agreement" shall mean that certain Pledge and Security Agreement, dated as of February [25], 2004, between Builders FirstSource, Inc., a Delaware corporation, JLL Building Products, LLC, the other Guarantors party thereto and the Collateral Agent (as amended, restated and modified from time to time).

2. Section 5.01 of the Agreement shall be amended to read in its entirety as follows:

         Section 5.01. Prohibited and Permitted Transfers. Except as specifically provided in this Article V, no Limited Partner may sell, transfer, assign, mortgage, hypothecate, or otherwise encumber or permit or suffer any encumbrance of all or any part of his or its interest in the Partnership without the approval of the General Partner and the General Partner may not sell, transfer, assign, mortgage, hypothecate, or otherwise encumber or permit or suffer any encumbrance of all or any part of its interest in the Partnership provided, that (i) any Partner may sell, assign, transfer, mortgage, charge or otherwise encumber its Partnership Interests to any person in connection with the Security Agreement and to any person acquiring such Partnership Interests in connection with the enforcement of any remedy under the Security Agreement by any agent or lender thereunder or otherwise, (ii) such person shall automatically be substituted into and/or admitted to, as applicable, the Partnership (including as General Partner, if applicable) and (iii) no written consent from any other Partner shall be required with respect to any such sale, assignment, transfer, mortgage, charge or other encumbrance, as applicable. Any attempt so to transfer or encumber any such interest shall be null and void, ab initio. The Partners will be excused from accepting the performance of and rendering performance to any person other than the Limited Partner hereunder (including any trustee or assignee of or for such Partner) as to whom such requisite approval of the General Partner has not been rendered.

3. Section 5.03 of the Agreement shall be amended to read in its entirety as follows:

         Section 5.03. Substituted Partner. An assignee or transferee (other than an existing Partner) of the interest of a Partner may be admitted as a substitute partner ("Substituted Partner") only with the approval of the General Partner provided that no approval of any Partner, including without limitation the General Partner, shall be required to admit a Substitute Partner (including as General Partner, if applicable) in the case of any admission or substitution of any Substituted Partner following (i) the sale, assignment, transfer, mortgage, charge or other encumbrance in connection with the Security Agreement or (ii) the enforcement of any remedy under the Security Agreement by any lender thereunder and, provided further, that upon any such actual sale, assignment, transfer, mortgage, charge or other encumbrance of any Partnership Interest under the Security Agreement or foreclosure of any Partnership Interest in connection with the enforcement of any remedy under the Security Agreement, the Substituted Partner shall be a Partner immediately thereafter. Unless the assignee is already a General Partner, any assignee of a Partnership interest to whose admission such consent is given shall become and shall have only the rights and duties of a Limited Partner and the assigned Partnership interest shall thereafter be a Limited Partner's interest. Upon the receipt by the General Partner of an appropriate supplement to this Agreement pursuant to which such Substituted Partner agrees to be bound by all the terms and provisions of this Agreement, the General Partner shall reflect the admission of a Substituted Partner and the withdrawal of the transferring Partner, if appropriate, by preparing a supplemental exhibit, dated as of the date of such admission and withdrawal, and by filing it with the records of the Partnership. Any Substituted Partner shall, if required by the General Partner, prior to such admission, also execute any other documents requested by the General Partner, including, without limitation, an irrevocable power of attorney in form satisfactory to the General Partner appointing the General Partner as such person's attorney-in-fact with full power to execute, swear to, acknowledge, and file all certificates and other instruments necessary to carry out the provisions of this Agreement, including, without limitation, such undertakings as the General Partner may require for the payment of all fees and costs necessary to effect any such transfer and admission. The transferor and transferee of the transferred interest shall be responsible for the costs associated with the transfer of the interest, including, without limitation, reasonable attorney's fees. Upon admission, such Substituted Partner shall be subject to all provisions of this Agreement in the place and stead of his assignor as if the Substituted Partner originally was a party to this Agreement.

4. Section 6.02 of the Agreement shall be amended to read in its entirety as follows:

         Section 6.02. Dissolution of the Partnership. Subject to the terms of the Credit Agreement, the Partnership shall be dissolved upon the occurrence of any of the following:

         (a) The withdrawal, as defined in the Act, of a General Partner, unless:

                  (i) the remaining General Partner, if any, elects in writing within ninety (90) days after such event to continue the business of the Partnership as the General Partner, or

                  (ii) there is no remaining General Partner, then within ninety
         (90) days after such event, all of the Limited Partners agree to continue the business of the Partnership and appoint in writing a successor General Partner, as of the date of the withdrawal of the General Partner, and such successor General Partner agrees in writing to accept such appointment; or

         (b) The sale or other disposition, not including an exchange, of substantially all of the assets of the Partnership (except under circumstances where all or a portion of the purchase price is payable after the closing of the sale or other disposition); or

         (c) December 31, 2050, unless extended by the consent of all Partners;
or

         (d) Subject to any obligations of the Partnership, when approved by the General Partner.

Nothing contained in this Section 6.02 is intended to grant to any Partner the right to dissolve the Partnership at will (by retirement, resignation, withdrawal, or otherwise) or to exonerate any Partner from liability to the Partnership and the remaining Partners if he or it dissolves the Partnership at will.

5. Section 6.05 of the Agreement shall be amended to read in its entirety as follows:

         Section 6.05. Termination and Liquidation of the Partnership.

         (a) Subject to the restrictions set forth in the Credit Agreement, upon dissolution of the Partnership unless continued pursuant to Section 6.03, the Partnership shall be terminated as rapidly as business circumstances will permit. At the direction of the General Partner, or a Partner approved by the Limited Partners if the dissolution of the Partnership is caused by the withdrawal of the General Partner (the General Partner or the other Partner, as the case may be, being herein called the "Terminating Partner"), a full accounting of the assets and liabilities of the Partnership shall be taken and a statement of the Partnership Assets and a statement of each Partner's Capital Account shall be furnished to all Partners as soon as is reasonably practicable. The Terminating Partner shall take such action as is necessary so that the Partnership's business shall be terminated, its liabilities discharged, and its assets distributed as hereinafter described. The Terminating Partner may, in his or its sole discretion, either sell all or a part of the Partnership Assets, distribute all or a part of the Partnership Assets in kind to the Partners, or sell part and distribute part of the Partnership Assets in kind to the Partners (i.e., a combination of the two approaches); provided, however, that the Terminating Partner shall ascertain the fair market value of the Partnership Assets by appraisal or other reasonable means of all Partnership Assets remaining unsold and each Partner's Capital Account shall be charged or credited, as the case may be, as if such Partnership Assets had been sold at their fair market value and the income, gains, losses, deductions, and credits realized thereby had been allocated to the Partners in accordance with Article IV hereof. A reasonable period of time shall be allowed for the orderly termination of the Partnership to minimize the normal losses of a liquidation process.

         (b) After the payment of all expenses of liquidation and of all debts and liabilities of the Partnership in such order or priority as provided by law (including any debts or liabilities to Partners, who shall be treated as secured or unsecured creditors, as may be the case, to the extent permitted by law, for sums loaned to the Partnership, if any, as distinguished from capital contributions) and after all resulting items of Partnership income, gain, credit, loss, or deduction are credited or debited to the Capital Accounts of the Partners in accordance with Articles III and IV hereof, all remaining Partnership Assets shall then be distributed among the Partners in accordance with their relative positive Capital Account balances. Upon termination, a Partner may not demand and receive cash in return for such Partner's capital contributions and no Partner shall have any obligation to restore any deficit that may then exist in that Partner's Capital Account. Distribution on termination may be made by the distribution to each Partner of an undivided interest in any asset of the Partnership that has not been sold at the time of termination of the Partnership.

6. Except as amended hereby, the Agreement shall remain in full force and effect, and each person executing this Amendment hereby acknowledges the same.

7. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. All of the counterpart pages shall be read as though one and shall have the same force and effect as if all of the parties had executed a single signature page.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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

      This Amendment is executed to be effective as of the Effective Date.

                                     GENERAL PARTNER

                                     BFS IP, LLC,
                                     a Delaware limited liability company


                                     By:  /s/ Donald F. McAleenan
                                          -----------------------
                                          Donald F. McAleenan,
                                          Senior Vice President



                                     LIMITED PARTNER

                                     Builders FirstSource - Texas Group, L.P., a Texas limited partnership

                                     By:  /s/ Donald F. McAleenan
                                          -----------------------
                                          Donald F. McAleenan,
                                          Senior Vice President

                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
               BUILDERS FIRSTSOURCE - INTELLECTUAL PROPERTY, L.P.

            This Limited Partnership Agreement ("Agreement") of Builders FirstSource - Intellectual Property, L.P. is made and entered into effective as of the 11th day of December, 2000 (the "Effective Date"), by and between BFS IP, LLC, a Delaware limited liability company ("BFS IP"), as the general partner, and Builders FirstSource - Texas Group, L.P., a Texas limited partnership ("Texas Group"), as the limited partner. The general partner and the limited partner are sometimes referred to herein individually as a "Partner" and collectively as the "Partners".

                                   WITNESSETH:

            For and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt, and sufficiency of which are hereby acknowledged the Partners hereby agree as follows:

                                    ARTICLE I

                            ORGANIZATION AND PURPOSE

      Section 1.01 Formation of Limited Partnership. The Partners hereby agree to become partners and to form a limited partnership. (the "Partnership") pursuant to Article 6132a-1 Tex. Rev. Civ. Stat. Ann., known as the Texas Revised Limited Partnership Act (the "Act"), which shall be governed by, and operated pursuant to, the terms and provisions of this Agreement. BFS 1P shall be the general partner of the Partnership and is hereinafter sometimes referred to as the "General Partner". Texas Group shall be the limited partner and is hereinafter sometimes referred to individually as the "Limited Partner".

      Section 1.02 Name. The name of the Partnership shall be Builders FirstSource - Intellectual Property, L.P. All business and affairs of the Partnership shall be conducted solely under, and all Partnership Assets (as that term is defined in Section 1.04) shall be held solely in, such name unless otherwise determined by the General Partner.

      Section 1.03 Effective Date and Term. The Partnership shall be in effect for a term beginning on the Effective Date and shall continue under this Agreement (as amended from time to time) until dissolved upon the occurrence of an event that causes the dissolution of the Partnership in accordance with the provisions of this Agreement (unless continued as provided herein), and thereafter to the extent provided by applicable law, until wound up and terminated as provided herein.

      Section 1.04 Purposes and Scope of Business. The business and purposes of the Partnership shall be to engage in any and all lawful business activities in which limited partnerships formed in the State of Texas may engage or participate under the Act. Subject to the terms and conditions of this Agreement, the Partnership shall have the power and authority to do all such other acts and things as may be necessary, desirable, expedient, convenient for, or incidental to, the furtherance and accomplishment of the foregoing objectives and purposes and for the protection and benefit of the Partnership. The assets of the Partnership, whether now or hereafter owned, are sometimes referred to as the "Partnership Assets".

      Section 1.05 Documents. The General Partner, or anyone designated by the General Partner, is hereby authorized to execute a certificate of limited partnership of the Partnership ("Certificate of Limited Partnership") in accordance with the Act and cause the same to be filed in the office of the Secretary of State of the State of Texas in accordance with the provisions of the Act. The Partnership shall promptly execute and duly file with the proper offices in each state in which the Partnership may conduct the activities hereinafter authorized, one or more certificates as required by the laws of each such state in order that the Partnership may lawfully conduct the business, purposes, and activities herein authorized in each such state, and the Partnership shall take any other action or measures necessary in such state or states for the Partnership to conduct such activities.

      Section 1.06 Principal Place of Business. The principal place of business of the Partnership shall be 2200 Ross Avenue, Suite 4900 West, Dallas, Texas 75201 or at such other place or places as may be approved by the General Partner. The General Partner shall be responsible for maintaining at the Partnership's principal place of business those records required by the Act to be maintained there.

      Section 1.07 Registered Agent and Office. The Registered Agent (as defined in the Act) for the Partnership shall be Donald F. McAleenan. The Registered Office (as defined in the Act) of the Partnership shall be 2200 Ross Avenue, Suite 4900 West, Dallas, Texas 75201.

      Section 1.08 Certain Definitions.

            (a) "Accounting Date" shall mean the close of business on (i) the date any Additional Capital Contributions are made by the Partners in a manner other than in accordance with their then existing Percentage Interests and (ii) the last day of each fiscal year of the Partnership.

            (b) "Accounting Period" shall mean the period at the opening of business on the day following any Accounting Date (or the Effective Date of this Agreement, in the case of the first Accounting Period) and continuing until the close of business on the next succeeding Accounting Date.

            (c) "Certificate" shall mean a certificate issued by the Partnership to the Partners evidencing ownership of one or more Partnership Units.

            (d) "Partnership Interest" shall mean the ownership interest of a Partner in the

Partnership, represented by the Partnership Units held by such Partner.

            (e) "Partnership Unit" shall mean a unit of ownership, representing the ownership of the economic rights in the Partnership.

            (f) "Percentage Interest" shall mean, with respect to a partner, the fraction, expressed as a percentage, the numerator of which is equal to the Partnership Units held by such Partner and the denominator of which is equal to the aggregate Partnership Units held by all Partners.

                                   ARTICLE II

                                   OPERATIONS

      Section 2.01 Management of Partnership. The right to manage, control, and conduct the business and affairs of the Partnership shall be vested solely in the General Partner. The Limited Partners shall not take part in the management of the affairs of the Partnership and under no circumstances may any Limited Partner control the Partnership business or sign for or bind the Partnership. The General Partner may, from time to time, appoint and delegate to one or more "Officers" of the Partnership (as hereinafter defined) or other persons such authority and duties of the General Partner as the General Partner deems advisable. Any delegation of authority pursuant to this Section 2.01 may be revoked at any time and with or without cause by the General Partner. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in this Agreement, the General Partner shall have the exclusive authority to act for and on behalf of the Partnership, and no third party shall ever be required to inquire into the authority of the General Partner to take such action on behalf of the Partnership.

      Section 2.02 Officers.

            (a) The General Partner may, from time to time, appoint and designate, as it deems advisable, one or more persons who are individuals to be officers of the Partnership ("Officers" or an "Officer"). Unless the General Partner decides otherwise, any Officer so designated shall have such authority and perform such duties as the General Partner may delegate such Officer and that are normally associated with that office in the context of a Texas corporation as provided under the Texas Business Corporation Act, subject to any specific delegation of authority and duties made to such Officer by the General Partner pursuant to this Section 2.02. The Officers will include a President ("President"), Secretary ("Secretary"), one or more Vice Presidents ("Vice President"), and any other Officers as the General Partner may appoint including, but not limited to, a Treasurer ("Treasurer"), and one or more assistant Secretaries or Treasurers ("Assistant Secretary" or "Assistant Treasurer").

            (b) Each Officer shall hold office for the term designated and until his successor shall be duly designated and shall qualify, or until his death, resignation, or removal as provided in this Agreement. Any person may hold any number of offices.

            (c) No Officer need be a Partner, Texas resident, or United States citizen. Designation of a person as an Officer shall not of itself create any contract rights.

            (d) Officers will have the authority and perform duties in the management of the Partnership as provided in this Section 2.02 of the Agreement.

            (e) The Chief Executive Officer will have those powers and duties delegated by the General Partner.

            (f) Subject to the direction of the General Partner, the President will have general management and control of the business and property of the Partnership in its ordinary course of business with all such powers in respect to general management and control as are reasonably incident to such responsibilities.

            (g) The Vice President will have those powers and duties delegated by the General Partner or the President. If more than one, the Vice Presidents, in the order designated by the General Partner, or if in the absence of such designation, as determined by the length of term each has held the office of the Vice President, will exercise the powers of the President during the President's absence or incapacitation.

            (h) The Treasurer will have the care and custody of all of the Partnership funds and shall deposit them in such banks or other depositories as the General Partner directs and approves. The Treasurer shall keep a complete and accurate account of all monies received and paid on account of the Partnership and must render a statement of the Partnership accounts whenever the General Partner so requires. Except as otherwise provided by the General Partner, the Treasurer shall perform all other necessary acts and duties in connection with the administration of the Partnership's financial affairs and generally perform all the duties ordinarily appertaining to the office of the Treasurer. In the absence of the Treasurer, the person designated by the General Partner, if any, will perform the Treasurer's duties.

            (i) Each assistant Treasurer will have those powers and duties delegated by the General Partner or President. If more than one, the Assistant Treasurers, in the order designated by the General Partner or, if in the absence of any designation, as determined by the length of term that each has held the office of Assistant Treasurer, will exercise the powers of the Treasurer during the Treasurer's absence or incapacitation.

            (j) Except as otherwise provided in this Agreement, the Secretary shall keep the minutes of all meetings of the General Partner or consents in lieu of such meetings in the Partnership's minute books, and shall cause notice of the meetings to be given when requested by any person authorized to call a meeting. The Secretary may sign with the President in the name of the Partnership, all contracts of the Partnership. The Secretary shall, in general, perform such other duties incident to the office of the Secretary, or as delegated by the General Partner or the President.

            (k) Each assistant Secretary will have those powers and duties delegated by the General Partner or the President. If more than one, the Assistant Secretaries, in the order designated by the General Partner or, if in the absence of such designation, as determined by the length of term each has held the office of the Assistant Secretary, will exercise the powers of the Secretary during the Secretary's absence or incapacitation.

            (l) Any Officer appointed by the General Partner may be removed as such, with or without cause and at any time, by the General Partner whenever in its judgment the best interests of the Partnership will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any Officer of the Partnership may resign as such at any time upon written notice to the Partnership. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the General Partner. The acceptance of a resignation shall not be necessary to make it effective, unless expressly provided in the resignation.

            (m) The General Partner may fill any vacancy occurring at any time and in any office of the Partnership.

            (n) The compensation, if any, of the Officers shall be fixed from time to time by the General Partner; provided, however, that the General Partner may delegate to one or more Officers the authority to fix the compensation of other Officers.

      Section 2.03 Expenses. The Partnership shall pay or reimburse the General Partner and the Tax Matters Partner (as defined in Section 2.05) for all direct, out-of-pocket expenses incurred by it with respect to its duties under Sections
2.01 and 2.05 to the Partnership, including, without limitation, accounting expenses, insurance premiums attributable directly to the Partnership, legal fees, and other direct costs associated with the formation and operation of the Partnership.

      Section 2.04 Exculpations; Indemnities.

            (a) Neither the Partners, the Tax Matters Partner, their affiliates nor any of their respective shareholders, officers, directors, partners, members, managers, employees or agents (individually a "Covered Person") shall be liable to the Partnership, any Partner, or any other person for any act or omission taken or suffered by such Covered Person in good faith and in the belief that such act or omission was in or was not opposed to the best interests of the Partnership, provided, that such act or omission was not fraud, willful misconduct, or a knowing material violation of this Agreement by such Covered Person. No Covered Person shall be liable to the Partnership, any Partner, or any other person for any action taken by any other Partner, nor shall any Covered Person be liable to the Partnership, any other Partner, or any other person for any action of any employee or agent of the Covered Person, provided, such action is within the scope of the purposes of the Partnership and the Covered Person seeking exculpation satisfies the parameters of the preceding sentence.

            (b) To the fullest extent allowed or permitted under any provision of applicable law, including, without limitation, the Act, the Partnership shall indemnify, defend, and hold harmless each Partner, its affiliates and their respective shareholders, officers, directors, partners, members, managers, employees or agents (individually an "Indemnitee") to the extent of the Partnership Assets, from and against any losses, expenses, judgments, fines, settlements, and damages incurred by the Partnership or such Indemnitee arising out of any claim based upon acts (including, without limitation, negligent acts) performed or omitted to be performed by the

Partnership or such Indemnitee in connection with the business of the Partnership, including, without limitation, costs, expenses, and attorneys' fees expended in the settlement or defense of any such claim. All decisions of the Partnership concerning any action allowed or permitted under applicable law concerning the indemnity of any person or entity by the Partnership shall be made as determined by the General Partner.

      Section 2.05 Tax Matters Partner. The General Partner shall act as the "Tax Matters Partner" for accounting and state (if any) income tax purposes. The Tax Matters Partner shall mean the Partner (a) designated as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law, collectively the "Code") and (b) whose responsibilities as Tax Matters Partner include, where appropriate, commencing on behalf of the Partnership certain judicial proceedings regarding Partnership income tax items and informing all Partners of any administrative or judicial proceeding involving income taxes. In exercising its responsibilities as Tax Matters Partner, the General Partner shall have the final decision making authority with respect to all income tax matters involving the Partnership. Any direct out-of-pocket expense incurred by the Tax Matters Partner in carrying out its responsibilities and duties under this Agreement shall be allocated to and charged to the Partnership as an expense of the Partnership for which the Tax Matters Partner shall be reimbursed.

      Section 2.06 Certificated Partnership Units. The Partnership hereby irrevocably elects that all Partnership Units in the Partnership shall be securities governed by Article 8 of the Uniform Commercial Code. Each certificate evidencing Partnership Units in the Partnership shall bear the following legend: "This certificate evidences Partnership Units in Builders FirstSource - Intellectual Property, L.P. and shall be a security for purposes of Article 8 of the Uniform Commercial Code." This provision shall not be amended, and no such purported amendment to this provision shall be effective, until all outstanding certificates have been surrendered for cancellation. Certificates for certificated units of the Partnership will be in the form approved by the General Partner. The Certificates must be signed by the General Partner. The Partners hereby agree that the Partnership issue to each Partner a Certificate in the number of Partnership Units set forth on such Partner's signature page attached hereto.

                                   ARTICLE III

                                    FINANCING

      Section 3.01 Capital Contributions.

            (a) On the Effective Date, each Partner agrees to contribute (the "Initial Capital Contributions") to the capital of the Partnership the amount in cash set forth on such Partner's signature page attached hereto.

            (b) The Partners may make additional capital contributions to the Partnership at such time and in such amounts as they unanimously agree.

      Section 3.02 Capital Accounts. For accounting and state (if any) income tax purposes, the amount of a Partner's capital account ("Capital Account") in the Partnership shall be determined in accordance with Regulations Section 1.704-1(b)(2)(iv), including by:

            (a) crediting to such account (i) all contributions to the Partnership made by or on behalf of such Partner or his or its predecessor in interest at their fair market value and (ii) all gains and income of the Partnership allocated to such Partner or his or its predecessor in interest; and

            (b) debiting to such account (i) all distributions from the Partnership made to or on behalf of such Partner or his or its predecessor in interest, including the fair market value of any property distributed (less any liabilities assumed by the Partner or to which any property may be subject) and
(ii) all losses and deductions of the Partnership allocated to such Partner or his or its predecessor in interest.

      Section 3.03 Limited Liability of Limited Partners. Notwithstanding anything contained in this Agreement to the contrary, the liability of each Limited Partner for any of the debts, losses, or obligations of the Partnership shall be limited to the amount of such Limited Partner's capital contributions pursuant to Section 3.01 hereof. Accordingly, no Limited Partner shall be obligated to provide additional capital to the Partnership or its creditors by way of contribution, loan, or otherwise beyond the amount of the capital contributions required of such Limited Partner pursuant to Section 3.01 hereof. Except as provided in the Act, no Limited Partner shall have any personal liability whatsoever, whether to the Partnership or any third party, for the debts of the Partnership or any of its losses beyond the amount of the Limited Partner's capital contributions.

      Section 3.04 Treatment of Capital Contributions. Except as provided in this Agreement to the contrary, no Partner shall be entitled to interest on his or its contributions to the capital of the Partnership nor shall any Partner be entitled to demand the return of all or any part of such contributions to the capital of the Partnership.

      Section 3.05 Benefits of Agreement. Nothing in this Agreement, and, without limiting the generality of the foregoing, in this Article III, expressed or implied, is intended or shall be construed to give to any creditor of the Partnership or to any creditor of any Partner or any other person or entity whatsoever, other than the Partners and the Partnership, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any covenant, condition, or provision herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Partners and the Partnership.

                                   ARTICLE IV

               ACCOUNTING, ALLOCATIONS, AND CURRENT DISTRIBUTIONS

      Section 4.01 Percentage Interests. For purposes of allocating profits and losses in accordance with Section 4.02, and for purposes of distributions under Section 4.06, each Partner shall initially have the Percentage Interest in the Partnership set forth on such Partner's signature page attached hereto.

      Section 4.02 Tax Status, Reports, and Allocations.

            (a) Notwithstanding any provision contained in this Agreement to the contrary, the parties agree that the Partnership, solely for federal income tax purposes, will not be subject to the provisions of Subchapter K of the Code, but shall be disregarded as an entity separate from the its Partners.

            (b) The General Partner or, at its discretion, an accountant ("Accountant") selected by the General Partner shall prepare or cause to be prepared all tax returns and statements, if any, that must be filed on behalf of the Partnership with any taxing authority and shall timely file such returns or statements.

            (c) For accounting and state (if any) income tax purposes, all income, gains, losses, deductions, and credits of the Partnership for each Accounting Period shall be allocated among the Partners pro rata in accordance with their respective Percentage Interests.

            (d) If applicable for accounting and state (if any) income tax purposes, the tax allocations made in accordance with Sections 4.02(e), 4.03(b), and 4.03(c) (collectively, the "Regulatory Allocations") shall be taken into account in allocating, for tax purposes, items of income, gain, loss, deduction, and credit among the Partners so that, to the extent possible, the net amount, when taken together, of such allocations of income, gain, loss, deduction, and credit and the Regulatory Allocations made to each Partner shall be equal to the amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred,

            (e) If applicable for accounting and state (if any) income tax purposes, any loss or deductions attributable to any Partnership recourse liability (as defined in Regulations Section 1.752-1(a)(i)) ("Recourse Debt") must be specially allocated to any Partner who bears the economic risk of loss with respect to the Recourse Debt to which such loss or deductions are attributable. If any allocations are made to any Partner pursuant to the foregoing sentence, then after any allocations required by Section 4.03 hereof have been made but prior to allocations pursuant to Section 4.02(b), income shall be allocated to such Partner until on a cumulative basis an aggregate amount of income equal to such cumulative deductions and losses has been allocated to each such Partner.

      Section 4.03 Minimum Gain and Income Offsets.

            (a)   Definitions.

                  (i) "Partner Minimum Gain" shall be "partner nonrecourse debt minimum gain," as defined in Regulations Section 1.704-2(i)(2) and determined in accordance with Regulations Sections 1.704-2(i)(3) and 1.704-2(k).

                  (ii) "Partner Nonrecourse Debt" has the meaning set forth in Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

                  (iii) "Partner Nonrecourse Deduction" has the meaning set forth in Regulations Section 1.704-2(i).

                  (iv) "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(d) and shall be determined in accordance with the provisions of Regulations Section 1.704-2(k).

                  (v) "Regulations" means the temporary and permanent Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

            (b)   Minimum Gain.

                  (i) Notwithstanding any other provision of this Agreement to the contrary, if the Partnership Minimum Gain on the last day of any fiscal year is less than the Partnership Minimum Gain on the last day of the immediately preceding fiscal year, then (before any other allocation of Partnership items for such year under this Agreement, other than as provided in paragraph (ii) below) there shall be specially allocated to each Partner items of Partnership income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain (determined in accordance with Regulations Section 1.704-2(g)). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2)(i) and (iii). This Section 4.03(b)(i) is
      intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (ii) Subsequent to any allocations under Section 4.03(b)(i) above, other than allocations of gain from the disposition of property subject to Partner Nonrecourse Debt, if Partner Minimum Gain on the last day of any fiscal year is less than the Partner Minimum Gain on the last day of the immediately preceding fiscal year, then, except as provided herein, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to that Partner's share, if any, (determined in accordance with Regulations Section 1.704-2(i)(4)) of the net decrease in Partner Minimum Gain (such net decrease to be determined in a manner consistent with the provisions of Regulations Sections 1.704-2(d) and 1.704-2(g)(3)). The items to be so allocated shall be determined in accordance with the provisions of Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii) and (iii). Notwithstanding the foregoing, no such special allocations of income and gain shall be made to the extent that the net decrease in Partner Minimum Gain described above arises because the liability ceases to be Partner Nonrecourse Debt due to a conversion, refinancing, or other change in the debt instrument that causes it to become partially or wholly a nonrecourse liability within the meaning of Regulations Section 1.752-1(a)(2). This Section 4.03(b)(ii) is intended to comply with the chargeback and other provisions of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

            (c) Qualified Income Offset. Notwithstanding any other provision of this Agreement, if during any fiscal year any Partner (i) is allocated pursuant to Code Section 706(d) or Regulations Section 1.751-1(b)(2)(ii) any Net Loss, loss, items of loss, deductions, or Code Section 705(a)(2)(B) expenditures, (ii) is distributed any cash or property from the Partnership and such distributions exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during such year, or (iii) receives any other adjustment, allocation, or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) and, as a result of such adjustment, allocation, or distribution, such Partner has a Qualified Income Offset Amount (as hereinafter defined), then items of income and gain (including gross income) for such fiscal year or other period (and, if necessary, subsequent fiscal years) shall (prior to any allocation pursuant to Section 4.02 hereof) be allocated to such Partner in an amount equal to his Qualified Income Offset Amount; provided, however, that any allocation of income or gain shall be required under this sentence only if and to the extent that such Partner would have a Qualified Income Offset Amount after all other allocations provided for in this Agreement have been tentatively made as if Sections 4.03(b) and (c) were not contained herein. As used herein, the term "Qualified Income Offset Amount" for a Partner means the excess, if any, of (x) the negative balance a Partner has in its Capital Account following the adjustment, allocation, or distribution described in the preceding sentence, over (y) the maximum amount that it is obligated (or is deemed to be obligated) to restore to the Partnership upon liquidation as determined in accordance with Regulations Sections 1.704-2(f),
(g), and (i). This Section 4.03(c) is intended to satisfy the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

            (d) All elections, decisions, and other matters concerning the allocation of profits, gains, and losses among the Partners as well as other accounting procedures not specifically and expressly provided for by the terms of this Agreement, shall be determined, in good faith, by the General Partner.

      Section 4.04 Accounting.

            (a) The fiscal year of the Partnership shall end on the last day of December of each year.

            (b) The books of account of the Partnership shall be kept and maintained at all times at the principal place of business of the Partnership or at such other place or places approved by the General Partner. The books of account shall be maintained according to federal income tax principles using the method of accounting chosen by the General Partner, consistently applied, and shall show all items of income and expense.

            (c) The General Partner shall cause a balance sheet of the Partnership dated as of the end of the fiscal year and a related statement of income or loss for the Partnership for such fiscal year to be prepared by the Accountant and furnished, at the expense of the Partnership, to each of the Partners on an annual basis, within ninety (90) days after the close of each fiscal year.

            (d) Each Partner shall have the right at reasonable times and upon reasonable advance notice during usual business hours to audit, examine, and make copies of or extracts from the books of account of the Partnership. Such right may be exercised through any agent or employee of such Partner designated by him or it or by an independent certified public accountant designated by such Partner. Each Partner shall bear all expenses incurred in any examination made on behalf of such Partner.

      Section 4.05 Bank Accounts. Funds of the Partnership shall be deposited in a Partnership account or accounts in the bank or banks as selected by the General Partner. Withdrawals from bank accounts shall only be made by the General Partner or such other parties as may be approved by the General Partner.

      Section 4.06 Current Distributions to Partners. Except as provided in
Section 6.05 in connection with the termination and liquidation of the Partnership, the General Partner may distribute cash funds to the Partners at such times and in such amounts as the General Partner determines, in its sole discretion, except that such funds shall be distributed by the General Partner to the Partners pro rata in accordance with their respective Percentage Interests at the time of the distribution. In determining the amount of funds to distribute pursuant to this Section 4.06, the General Partner may consider such factors as the need to allocate funds to any reserves for Partnership contingencies or any other Partnership purposes that the General Partner deems necessary or appropriate.

      Section 4.07 Changes in Percentage Interests. If applicable for accounting and state (if any) income tax purposes, if a Partner's Percentage Interest changes during any fiscal year, the allocations to be made pursuant to this Agreement shall be made in accordance with Section 706 of the Code, using any convention permitted by Section 706 of the Code and the Regulations promulgated thereunder and selected by the General Partner so as to equitably effectuate the allocations of this Article IV.

                                    ARTICLE V

                                   ASSIGNMENT

      Section 5.01 Prohibited and Permitted Transfers. Except as specifically provided in this Article V, no Limited Partner may sell, transfer, assign, mortgage, hypothecate, or otherwise encumber or permit or suffer any encumbrance of all or any part of his or its interest in the Partnership without the approval of the General Partner and the General Partner may not sell, transfer, assign, mortgage, hypothecate, or otherwise encumber or permit or suffer any encumbrance of all or any part of its interest in the Partnership. Any attempt so to transfer or encumber any such interest shall be null and void, ab initio. The Partners will be excused from accepting the performance of and rendering performance to any person other than the Limited Partner hereunder (including any trustee or assignee of or for such Partner) as to whom such requisite approval of the General Partner has not been rendered.

      Section 5.02 Further Restrictions on Transfer.

            (a) In the event of any assignment or transfer permitted under this Article, the interest so assigned or transferred shall remain subject to all terms and provisions of this Agreement; the assignee or transferee shall be deemed, by accepting the interest so assigned or transferred, to have assumed all the obligations hereunder relating to the interests or rights so assigned or transferred and shall agree in writing to the foregoing if requested by the General Partner. Any transferee or assignee of the interest of a Partner shall be entitled only to receive distributions hereunder until such transferee or assignee has been admitted as a Substituted Partner (as defined in Section 5.03). Until such transferee or assignee (other than an existing Partner) is admitted to the Partnership as a Substituted Partner, the Partner transferring all or any portion of his or its interest to such assignee or transferee shall remain primarily and directly liable for the performance of all his or its obligations under this Agreement. After the admission of such assignee or transferee as a Substituted Partner, such transferor Partner shall only be primarily and directly liable under this Agreement or otherwise for any obligations or liabilities accruing prior to the effective time of the admission of such Substituted Partner, unless such transferor Partner is released in writing from such obligations or liabilities by the General Partner.

            (b) Any Partner making or offering to make a transfer of all or any part of his or its interest in the Partnership shall indemnify and hold harmless the Partnership and all other Partners from and against any costs, damages, claims, suits, or fees suffered or incurred by the Partnership or any such other Partner arising out of or resulting from any claims by the transferee of such Partnership interest or any offerees of such Partnership interest in connection with such transfer or offer.

      Section 5.03 Substituted Partner. An assignee or transferee (other than an existing Partner) of the interest of a Partner may be admitted as a substitute partner ("Substituted Partner") only with the approval of the General Partner. Unless the assignee is already a General Partner, any assignee of a Partnership interest to whose admission such consent is given shall become and shall have only the rights and duties of a Limited Partner and the assigned Partnership interest shall thereafter be a Limited Partner's interest. Upon the receipt by the General Partner of an appropriate supplement to this Agreement pursuant to which such Substituted Partner agrees to be bound by all the terms and provisions of this Agreement, the General Partner shall reflect the admission of a Substituted Partner and the withdrawal of the transferring Partner, if appropriate, by preparing a supplemental exhibit, dated as of the date of such admission and withdrawal, and by filing it with the records of the Partnership. Any Substituted Partner shall, if required by the General Partner, prior to such admission, also execute any other documents requested by the General Partner, including, without limitation, an irrevocable power of attorney in form satisfactory to the General Partner appointing the General Partner as such person's attorney-in-fact with full power to execute, swear to, acknowledge, and file all certificates and other instruments necessary to carry out the provisions of this Agreement, including, without limitation, such undertakings as the General Partner may require for the payment of all fees and costs necessary to effect any such transfer and admission. The transferor and transferee of the transferred interest shall be responsible for the costs associated with the transfer of the interest, including, without limitation, reasonable attorney's fees. Upon admission, such Substituted Partner shall be subject to all provisions of this Agreement in the place and stead of his assignor as if the Substituted Partner originally was a party to this Agreement.

      Section 5.04 Basis Adjustment. If applicable for accounting and state (if any) income tax purposes, the Tax Matters Partner may cause, in its sole and absolute discretion, the Partnership to elect pursuant to Section 754 of the Code and the Regulations thereunder to adjust the basis of the Partnership Assets as provided by Sections 743 or 734 of the Code and the Regulations thereunder.

      Section 5.05 Other Restricted Transfers. If applicable for accounting and state (if any) income tax purposes, notwithstanding any other provision herein to the contrary, unless prior written consent is given by the General Partner, no transfer of any interest in the Partnership may be made to any person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender of the Partnership whose loan constitutes a nonrecourse liability of the Partnership.

                                   ARTICLE VI

              WITHDRAWAL, DISSOLUTION, TERMINATION, AND LIQUIDATION

      Section 6.01 Withdrawal. No Limited Partner shall at any time retire or withdraw from the Partnership without obtaining the approval of the General Partner, and the General Partner shall not retire or withdraw from the Partnership at any time. Retirement or withdrawal by any Partner in contravention of this Section 6.01 shall subject such Partner to liability for all damages caused any other Partner (other than a Partner who is, at the time of such withdrawal, in default under this Agreement) by such retirement or withdrawal and the consequential dissolution of the Partnership. Any notice of withdrawal must be in writing.

      Section 6.02 Dissolution of the Partnership. The Partnership shall be dissolved upon the occurrence of any of the following:

            (a) The withdrawal, as defined in the Act, of a General Partner, unless:

                  (i) the remaining General Partner, if any, elects in writing within ninety (90) days after such event to continue the business of the Partnership as the General Partner, or

                  (ii) there is no remaining General Partner, then within ninety (90) days after such event, all of the Limited Partners agree to continue the business of the Partnership and appoint in writing a successor General Partner, as of the date of the withdrawal of the General Partner, and such successor General Partner agrees in writing to accept such appointment; or

            (b) The sale or other disposition, not including an exchange, of substantially all of the assets of the Partnership (except under circumstances where all or a portion of the purchase price is payable after the closing of the sale or other disposition); or

            (c) December 31, 2050, unless extended by the consent of all Partners; or

            (d) Subject to any obligations of the Partnership, when approved by the General Partner.

Nothing contained in this Section 6.02 is intended to grant to any Partner the right to dissolve the Partnership at will (by retirement, resignation, withdrawal, or otherwise) or to exonerate any Partner from liability to the Partnership and the remaining Partners if he or it dissolves the Partnership at will.

      Section 6.03 Continuation of Partnership. If the Partnership is continued as provided in Section 6.02(a)(i) or (ii), then, as of the date of withdrawal, the General Partner with respect to which an event of withdrawal under Section
6.02 has occurred (or his or its estate or successor in interest) (the "Withdrawing General Partner") shall have none of the powers of a General Partner under this Agreement or applicable law and shall have only the rights and powers of an assignee of a Partner hereunder to share in any Partnership profits, losses, gains, and distributions in accordance with his or its Percentage Interest and shall have no other rights or powers of a Partner hereunder.

      Section 6.04 Withdrawal, etc. of a Limited Partner. The withdrawal, termination (in the case of a Limited Partner that is a trust), dissolution and termination (in the case of a Limited Partner that is a partnership), dissolution (in the case of a Limited Partner that is a corporation or limited liability company), retirement, or adjudication as a bankrupt of a Limited Partner (the "Withdrawing Limited Partner") shall not dissolve the Partnership, but the rights of such Withdrawing Limited Partner to share in the profits and losses of the Partnership and to receive distributions of Partnership funds shall, upon the happening of such an event, pass to the Withdrawing Limited Partner's successors in interest subject to this Agreement, and the Partnership shall continue as a limited partnership.

      Section 6.05 Termination and Liquidation of the Partnership.

            (a) Upon dissolution of the Partnership unless continued pursuant to Section 6.03, the Partnership shall be terminated as rapidly as business circumstances will permit. At the direction of the General Partner, or a Partner approved by the Limited Partners if the dissolution of the Partnership is caused by the withdrawal of the General Partner (the General Partner or the other Partner, as the case may be, being herein called the "Terminating Partner"), a full accounting of the assets and liabilities of the Partnership shall be taken and a statement of the Partnership Assets and a statement of each Partner's Capital Account shall be furnished to all Partners as soon as is reasonably practicable. The Terminating Partner shall take such action as is necessary so that the Partnership's business shall be terminated, its liabilities discharged, and its assets distributed as hereinafter described. The Terminating Partner may, in his or its sole discretion, either sell all or a part of the Partnership Assets, distribute all or a part of the Partnership Assets in kind to the Partners, or sell part and distribute part of the Partnership Assets in kind to the Partners (i.e., a combination of the two approaches); provided, however, that the Terminating Partner shall ascertain the fair market value of the Partnership Assets by appraisal or other reasonable means of all Partnership Assets remaining unsold and each Partner's Capital Account shall be charged or credited, as the case may be, as if such Partnership Assets had been sold at their fair market value and the income, gains, losses, deductions, and credits realized thereby had been allocated to the Partners in accordance with Article IV hereof. A reasonable period of time shall be allowed for the orderly termination of the Partnership to minimize the normal losses of a liquidation process.

            (b) After the payment of all expenses of liquidation and of all debts and liabilities of the Partnership in such order or priority as provided by law (including any debts or liabilities to Partners, who shall be treated as secured or unsecured creditors, as may be the case, to the extent permitted by law, for sums loaned to the Partnership, if any, as distinguished from capital contributions) and after all resulting items of Partnership income, gain, credit, loss, or deduction are credited or debited to the Capital Accounts of the Partners in accordance with Articles III and IV hereof, all remaining Partnership Assets shall then be distributed among the Partners in accordance with their relative positive Capital Account balances. Upon termination, a Partner may not demand and receive cash in return for such Partner's capital contributions and no Partner shall have any obligation to restore any deficit that may then exist in that Partner's Capital Account. Distribution on termination may be made by the distribution to each Partner of an undivided interest in any asset of the Partnership that has not been sold at the time of termination of the Partnership.

      Section 6.06 General Partner Not Personally Liable. No General Partner nor any affiliate of any General Partner shall be personally liable for the return of the Capital Contributions of any Partner, and such return shall be made solely from available Partnership Assets, if any, and each Limited Partner hereby waives any and all claims it may have against any General Partner or any such affiliate in this regard.

      Section 6.07 Provisions Cumulative. All provisions of this Agreement relating to the dissolution, liquidation, and termination of the Partnership shall be cumulative to the extent not inconsistent with other provisions herein; that is, the exercise or use of one of the provisions hereof shall not preclude the exercise or use of any other provision of this Agreement to the extent not inconsistent therewith.

                                   ARTICLE VII

                                     GENERAL

      Section 7.01 Competing Business. Notwithstanding anything to the contrary contained in or inferable from this Agreement, the Act, or any other statute or principle of law, neither the Partners nor any of their shareholders, directors, officers, employees, partners, agents, family members, or affiliates (each a "Partner Affiliate") shall be prohibited or restricted in any way from investing in or conducting, either directly or indirectly, and may invest in and/or conduct, either directly or indirectly, businesses of any nature whatsoever, including the ownership and operation of businesses or properties similar to or in the same geographical area as those held by the Partnership. Any investment in or conduct of any such businesses by a Partner or any Partner Affiliate shall not give rise to any claim for an accounting by the other Partners or the Partnership or any right to claim any interest therein or the profits therefrom.

      Section 7.02 LIMITED PARTNER REPRESENTATIONS. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, EACH LIMITED PARTNER HEREBY REPRESENTS AND WARRANTS TO THE PARTNERSHIP, THE GENERAL PARTNER, AND TO EACH OFFICER, DIRECTOR, SHAREHOLDER, MEMBER, PARTNER, CONTROLLING PERSON, AND AGENT OF THE GENERAL PARTNER THAT: (a) THE INTEREST IN THE PARTNERSHIP OF SUCH LIMITED PARTNER IS ACQUIRED FOR INVESTMENT PURPOSES ONLY FOR HIS OR ITS OWN ACCOUNT AND NOT WITH A VIEW TO OR IN CONNECTION WITH ANY DISTRIBUTION, REOFFER, RESALE, OR OTHER DISPOSITION NOT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS; (b) SUCH LIMITED PARTNER, ALONE OR TOGETHER WITH HIS OR ITS REPRESENTATIVES, POSSESSES SUCH EXPERTISE, KNOWLEDGE, AND SOPHISTICATION IN FINANCIAL AND BUSINESS MATTERS GENERALLY, AND IN THE TYPE OF TRANSACTIONS IN WHICH THE PARTNERSHIP PROPOSES TO ENGAGE IN PARTICULAR, THAT HE OR IT IS CAPABLE OF EVALUATING THE MERITS AND ECONOMIC RISKS OF ACQUIRING AND HOLDING HIS OR ITS PARTNERSHIP INTEREST, AND THAT HE OR IT IS ABLE TO BEAR ALL SUCH ECONOMIC RISKS NOW AND IN THE FUTURE; (c) SUCH LIMITED PARTNER HAS HAD ACCESS TO ALL OF THE INFORMATION WITH RESPECT TO THE INTEREST ACQUIRED BY HIM OR IT UNDER THIS AGREEMENT THAT HE OR IT DEEMS NECESSARY TO MAKE A COMPLETE EVALUATION THEREOF AND HAS HAD THE OPPORTUNITY TO QUESTION THE GENERAL PARTNER CONCERNING SUCH INTEREST; (d) SUCH LIMITED PARTNER'S DECISION TO ACQUIRE HIS OR ITS INTEREST FOR INVESTMENT HAS BEEN BASED SOLELY UPON THE EVALUATION MADE BY HIM OR IT; (e) SUCH LIMITED PARTNER IS AWARE THAT HE OR IT MUST BEAR THE ECONOMIC RISK OF HIS OR ITS INVESTMENT IN THE PARTNERSHIP FOR AN INDEFINITE PERIOD OF TIME BECAUSE INTERESTS IN THE PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT OR UNDER THE SECURITIES LAWS OF ANY STATES, AND, THEREFORE, CANNOT BE SOLD UNLESS SUCH INTERESTS ARE SUBSEQUENTLY REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE; (f) SUCH LIMITED PARTNER IS AWARE THAT ONLY THE PARTNERSHIP CAN TAKE ACTION TO REGISTER SUCH INTEREST IN THE PARTNERSHIP AND THE PARTNERSHIP IS UNDER NO SUCH OBLIGATION AND DOES NOT PROPOSE TO ATTEMPT TO DO SO; AND (g) SUCH LIMITED PARTNER IS AWARE THAT THIS AGREEMENT PROVIDES RESTRICTIONS ON THE ABILITY OF A LIMITED PARTNER TO SELL, TRANSFER, ASSIGN, MORTGAGE, HYPOTHECATE, OR OTHERWISE ENCUMBER HIS OR ITS INTEREST IN THE PARTNERSHIP.

      Section 7.03 Notice.

            (a) All notices, demands, or requests provided for or permitted to be given pursuant to this Agreement must be in writing.

            (b) All notices, demands, and requests to be sent to a Partner, any Distributee(s) (or their Agent) of the interest of a Partner, or any Substituted Partner pursuant to this Agreement shall be deemed to have been properly given or served if: (i) personally delivered, (ii) deposited prepaid for next day delivery by Federal Express, or other similar overnight courier services, addressed to such Partner, (iii) deposited in the United States mail, addressed to such Partner, prepaid and registered or certified with return receipt requested, or (iv) transmitted via telecopier or other similar device to the attention of such Partner, all at the address or telecopy number for such Partner set forth on such Partner's signature page attached hereto (as may be changed in accordance with subsection (d) below).

            (c) All notices, demands, and requests so given shall be deemed received: (i) when personally delivered, (ii) twenty-four (24) hours after being deposited for next day delivery with an overnight courier, (iii) forty-eight
(48) hours after being deposited in the United States mail, or (iv) twelve (12) hours after being telecopied or otherwise transmitted and receipt has been confirmed.

            (d) The Partners, any Substituted Partners, and their respective Distributee(s)(or their Agent) shall have the right from time to time, and at any time during the term of this Agreement, to change their respective addresses and each shall have the right to specify as his or its address any other address within the United States of America by giving to the other parties at least thirty (30) days written notice thereof, in the manner prescribed in Section 7.03(b); provided however, that to be effective, any such notice must be actually received (as evidenced by a return receipt).

            (e) All distributions to any Partner shall be made at the address to which notices are to be sent unless otherwise specified in writing by such Partner.

      Section 7.04 Amendments. Amendments and supplements may be made to or restatements made of this Agreement or the Certificate of Limited Partnership (or any exhibits or schedules attached to any of them), from time to time by the General Partner, without the consent of any of the other Partners, to effect any amendments which amend this Agreement to admit Substituted Partners, to reflect any transfers, assignments, admissions, withdrawals, or conversions authorized by this Agreement, or to effect any non-material amendments to this Agreement or the Certificate of Limited Partnership. All other amendments to this Agreement and the Certificate of Limited Partnership shall require the unanimous approval of the Partners.

      Section 7.05 GOVERNING LAW. THE RIGHTS AND OBLIGATIONS OF THE PARTNERS HEREUNDER SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

      Section 7.06 Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the party preparing the contract, is waived by the parties. Each party acknowledges that he or it was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or he or it had the opportunity to retain counsel to participate in the preparation of this

Agreement but chose not to do so.

      Section 7.07 Entire Agreement. This Agreement, including all exhibits to this Agreement and, if any, exhibits to such exhibits, contains the entire agreement among the parties relative to the matters contained in this Agreement.

      Section 7.08 Waiver. No consent or waiver, express or implied, by any Partner to or for any breach or default by any other Partner in the performance by such other Partner of his or its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligations of such other Partner under this Agreement. Failure on the part of any Partner to complain of any act or failure to act of any of the other Partners or to declare any of the other Partners in default, regardless of how long such failure continues, shall not constitute a waiver by such Partner of his or its rights hereunder.

      Section 7.09 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, and the intent of this Agreement shall be enforced to the greatest extent permitted by law.

      Section 7.10 Binding Agreement. Subject to the restrictions on transfers and encumbrances set forth in this Agreement, this Agreement shall inure to the benefit of and be binding upon the undersigned Partners and their respective legal representatives, successors, and assigns. Whenever, in this Agreement, a reference to any party or Partner is made, such reference shall be deemed to include a reference to the legal representatives, successors, and assigns of such party or Partner.

      Section 7.11 Tense and Gender. Unless the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine, or neuter gender is used inappropriately in this Agreement, this Agreement shall be read as if the appropriate gender was used.

      Section 7.12 Captions. Captions are included solely for convenience of reference and if there is any conflict between captions and the text of this Agreement, the text shall control.

      Section 7.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple executed signature pages affixed thereto constitutes the original counterpart instrument.

All of these counterpart pages shall be read as though one and they shall have the same force and effect as if all of the parties had executed a single signature page.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  The undersigned has executed and delivered this Limited Partnership Agreement of Builders FirstSource - Intellectual Property, L.P., to be effective as of the Effective Date.

                              GENERAL PARTNER

                              BFS IP, LLC,
                              a Delaware limited liability company

                              By:   /s/ Donald F. McAleenan
                                    -----------------------
                                    Donald F. McAleenan
                                    Senior Vice President

Initial Capital Contribution:   $100.00
Issued Partnership Units:       One Hundred (100)
Percentage Interest:            1.00%

                  The undersigned has executed and delivered this Limited Partnership Agreement of Builders FirstSource - Intellectual Property, L.P., to be effective as of the Effective Date.

                                   LIMITED PARTNER

                                   BUILDERS FIRSTSOURCE -
                                   TEXAS GROUP, L.P.,
                                   a Texas limited partnership

                                   By:  /s/ Donald F. McAleenan
                                        -----------------------
                                        Donald F. McAleenan
                                        Senior Vice President

Initial Capital Contribution:   $9,900.00
Issued Partnership Units:       Nine Thousand, Nine Hundred (9,900)
Percentage Interest:            99.00%